UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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[  ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a -12

BILLMYPARENTS, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BILLMYPARENTS, INC.
6440 Lusk Blvd., Suite 200

San Diego California 92121

____________________________

CONSENT SOLICITATION STATEMENT

To Our Stockholders:

The Board of Directors of BillMyParents, Inc. (“we,” “us,” “our,” or “our company”) is soliciting your consent on behalf of our company to amend our Amended and Restated Bylaws (the “Bylaws”) and Amended and Restated Articles of Incorporation (the “Articles”).  As discussed in more detail in this consent solicitation statement, we are asking our stockholders to approve an amendment (the “Amendments”) to our Bylaws and Articles to provide that the number of directors of the Corporation shall be no less than one (1) and no greater than eleven (11).  Under our Bylaws and Articles, the exact number of directors within that range is fixed from time to time by the Company’s Board of Directors.  The proposed amendment to our Bylaws is attached hereto as Schedule A.  The proposed amendment to our Articles is attached hereto as Schedule B. The Amendments have been approved by our Board of Directors, subject to stockholder approval. The amendment to our Bylaws will become effective once stockholder approval is received.  The amendment to the Articles will become effective once stockholder approval is received and they are filed with the Secretary of State of the State of Colorado.

We are soliciting your approval of the Amendments by written consent in lieu of a meeting of stockholders because our Board of Directors believes that it is in the best interests of our company and our stockholders to solicit such approval in the most timely and cost effective manner. A form of written consent is enclosed for your use.

We intend to mail this consent solicitation statement and accompanying form of written consent on or about December 7, 2011. Our Board of Directors has fixed a record date of December 2, 2011 (the “Record Date”) for determination of our stockholders entitled to give written consent.

Your consent is important regardless of the number of shares of stock that you hold. Although our Board of Director has approved the Amendments, the Amendments require the approval by the vote of stockholders holding 51% of the voting power of our outstanding common stock as of the Record Date.

Our Board of Directors unanimously recommends that you consent to the Amendments. We will be authorized to effect the action described in the Amendments when we have received consents from stockholders representing 51% of the voting power of our outstanding common stock. Voting instructions are contained herein.

Please provide your consent no later than January 12, 2012.  You may provide your consent through the internet at www.proxyvote.com, or mail the signed enclosed consent card to us at:

Vote Processing

c/o Broadridge Financial Solutions

51 Mercedes Way

Edgewood, NY 11717

THE CONSENT PROCEDURE

General

As discussed in more detail in this consent solicitation statement, we are asking our stockholders to approve amendments (the “Amendments”) to our Bylaws and Amended and Restated Articles of Incorporation to provide that the number of directors of the Corporation shall be no less than one (1) and no greater than eleven (11).  Our Board of Directors have approved of the Amendments, subject to receiving stockholder approval.

Voting; Record Date; Vote Required; Revocation of Proxy

Only holders of record of our common stock on the Record Date will be entitled to consent to the Amendments.  On the Record Date there were 97,218,843 shares of our common stock with a par value $0.001 per share issued and outstanding, and 4,325 shares of our Series A preferred stock issued and outstanding.  Each share of our common stock is entitled to one vote on the Amendments. The shares of our Series A preferred stock are not entitled to vote on the Amendments.

The Amendments will be approved by our stockholders if we receive the written consent of stockholders representing 51% of the voting power of our outstanding common stock as of the Record Date. A written consent form that has been signed, dated and delivered to us with the “WITHHOLD CONSENT” or “ABSTAIN” boxes checked or without any of the boxes checked will be counted as a vote against the Amendments.  Consents, once dated, signed and delivered to us, will remain effective unless and until revoked by written notice of revocation dated, signed and delivered to us before the time that we have received written consent of stockholders representing 51% of the voting power of our outstanding common stock as of the Record Date.

Expense of Consent Solicitation

We will pay the expense of soliciting the consents and the cost of preparing, assembling and mailing material in connection therewith. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by our director, officer, and regular employees.

Important Notice Regarding the Availability of Materials for this Consent Solicitation

This proxy consent solicitation statement and the written consent form to be completed by shareholders in connection herewith are also available at www.proxyvote.com.

AMENDMENTS

APPROVAL TO PROVIDE THAT THE NUMBER OF DIRECTORS OF THE CORPORATION SHALL BE NO LESS THAN ONE (1) AND NO GREATER THAN ELEVEN (11)

General

Section 3.2 of the Bylaws and Article VI A of the Articles currently provide that the number of directors of the Corporation shall be no less than one (1) and no greater than five (5).  Under our Bylaws and Articles, the exact number of directors within that range is fixed from time to time by the Company’s Board of Directors.  The purpose of the Amendments is to amend our Bylaws and Articles to provide that the number of directors of the Corporation shall be no less than one (1) and no greater than eleven (11).  If approved, the Amendments would amend the Bylaws as described in Schedule A, and would amend the Articles as described in Schedule B.

Purposes and Effects of the Proposed Amendments

The Board of Directors believes that these proposed Amendments will enable the Board to take timely advantage of the availability of well-qualified candidates for appointment to the Board, in particular, candidates from outside the company whose skills and experience will benefit the company.  The Board believes that having the ability to increase the size of the company’s Board of Directors is in the best interests of the company because adding directors will improve the company’s corporate governance by enabling the company to add additional members, including directors who are “independent” as defined in Rule 5605 of the NASDAQ corporate governance provisions.

The Bylaws and Articles provide that any newly-created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the stockholders or directors then in office.  A director  chosen by the stockholders shall hold office for the balance of the term then remaining.  A director chosen by the remaining directors shall hold office until the next annual meeting of stockholders.

Effective Date of the Amendments

If the Amendments are approved by our stockholders, the amendment to our Bylaws will become effective once stockholder approval is received, and the amendment to the Articles will become effective when they are filed with the Secretary of State of the State of Colorado.

No Appraisal Rights

Neither Colorado law nor the Articles or Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with these Amendments.

Required Vote

Approval of the Amendments requires the affirmative vote of the holders of 51% of the outstanding shares of our common stock. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Board of Directors Recommendation

Our Board of Directors recommends that our stockholders give their “CONSENT” to these Amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 9, 2011, we had 91,762,176 shares of common stock and 4,325 shares of Series A Cumulative Convertible Preferred stock (the “Series A Preferred Stock”) issued and outstanding.  The Series A preferred stock is convertible into 1,310,607 shares of our Company’s Common Stock.  Options and warrants exercisable or convertible as of November 9, 2011 or within sixty (60) days thereafter are used in determining the each individual’s percentage of shares beneficially owned on the table below.  The following table sets forth as of November 9, 2011, information regarding the beneficial ownership of our common stock with respect to (i) our officers and directors; (ii) by all directors and executive officers as a group; and (iii) all persons which the Company, pursuant to filings with the Securities and Exchange Commission (the “SEC”) and our stock transfer record by each person or group known by our management to own more than 5% of the outstanding shares of our common stock.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within sixty (60) days, such as our Series A Preferred stock, warrants or options to purchase shares of our common stock. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below subject to applicable community property law.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned
Officers and Directors
Michael McCoy (2)	2,100,000	2.21%
Jonathan Shultz (3)	3,257,906	3.38%
Isaac Blech (4)	43,210,926	37.97%
Cary Sucoff (5)	1,931,981	2.04%
Patrick Kolenik (6)	1,253,475	1.33%
Mark Sandson (7)	1,293,280	1.37%
All directors and executive officers as a group (6 persons)	53,047,568	48.30%

5% or Greater Ownership
Isaac Blech(4)	43,210,926	37.97%
James Collas(8)	6,045,284	6.46%

_____________________________________________________________

(1)

Unless otherwise noted, the address is c/o BillMyParents, Inc. 6440 Lusk Blvd., Suite 200, San Diego California 92121.

(2)

Amounts include shares of common stock that would result from the exercise of outstanding options to purchase 2,100,000 shares of our common stock.

(3)

Amounts include shares of common stock that would result from the exercise of outstanding options and warrants to purchase 3,257,906 shares of our common stock.

(4)

Amounts include shares of common stock that would result from the exercise of outstanding warrants to purchase 20,710,926 shares of our common stock.

(5)

Amounts include shares of common stock that would result from the exercise of outstanding warrants to purchase 1,636,981 shares of our common stock.

(6)

Amounts include shares of common stock that would result from the exercise of outstanding warrants to purchase 851,475 shares of our common stock.

(7)

Amounts include shares of common stock that would result from the exercise of outstanding warrants to purchase 1,043,281 shares of our common stock.

(8)

Amounts include shares of common stock that would result from the exercise of outstanding options to purchase 515,811 shares of our common stock.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or executive officer of our company at any time since the beginning of our fiscal year ended September 30, 2010 and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in our proxy statement and form of proxy for the next annual meeting of stockholders is a reasonable time before we begin to print and send our proxy materials. Proposals received after such time will be considered untimely. In addition, the acceptance of such proposals is subject to the Securities and Exchange Commission guidelines.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one, please notify your broker. Stockholders who currently receive multiple sets of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

By Order of the Board of Directors

/s/ Michael R. McCoy
Michael R. McCoy
Chief Executive Officer and a Director
December 5, 2011

WRITTEN CONSENT SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

OF BILLMYPARENTS, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED.

The undersigned, without the formality of convening a meeting, does hereby consent with respect to all of the shares of common stock of BillMyParents, Inc. held by the undersigned, to the adoption of the Amendments set forth below:

Amendments to our Bylaws and Articles to provide that the number of directors of the Corporation shall be no less than one (1) and no greater than eleven (11):

[MARK ONLY ONE OF THE FOLLOWING THREE BOXES]

[______ ] CONSENT / FOR

[______ ] WITHHOLD CONSENT / AGAINST

[______ ] ABSTAIN

The undersigned represents that the undersigned owns the following number of shares of common stock of BillMyParents, Inc. (please insert number): _________________.

Please sign exactly as the name or names appear on your stock certificate(s). If the shares are issued in the names of two or more persons, all such persons should sign the consent form. A consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing.

Date:	, 2011

Stockholder Name (printed):

Signature:

Title (if applicable):

Signature (if held jointly):

Title (if applicable):

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT PROMPTLY
AND FAX IT TO (858) 677-0180 OR RETURN IT TO:

BILLMYPARENTS, INC.
6440 Lusk Blvd., Suite 200

San Diego California 92121

Attn: Jonathan Shultz

SCHEDULE A

AMENDMENT TO

AMENDED AND RESTATED BYLAWS OF

BILLMYPARENTS, INC.

ARTICLE 3/Section 3.2 shall be deleted in its entirety and replaced with the following:

3.2    Number and Qualification of Directors.  The number of directors of the Corporation shall be no less than (1) and no greater than eleven (11) until changed by amendment of the articles of incorporation or by a bylaw amending this Section 3.2, duly adopted by a majority of the outstanding shares entitled to vote; provided that a proposal to reduce the authorized number of directors to a number less than three cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

SCHEDULE B

ARTICLES OF AMENDMENT TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

BILLMYPARENTS, INC.

ID#: 19901048370

BillMyParents, Inc., a Colorado corporation (the “Corporation”), having its principal office at 6440 Lusk Blvd., Suite 200, San Diego California 92121, hereby certifies to the Department of Corporations of Colorado that:

FIRST:

The Corporation desires to amend its Amended and Restated Articles of Incorporation (the “Articles”) as currently in effect.

SECOND:

The Articles are hereby amended as of _________, 2011 to read as follows:

ARTICLE VI A shall be deleted in its entirety and replaced with the following:

ARTICLE VI

A.

NUMBER.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be no less than one (1) and no more than eleven (11), which number may be increased or decreased pursuant to the Bylaws of the Corporation.

THIRD:

This amendment to the Articles has been duly authorized and approved by the Board of Directors and shareholders of the Corporation as required by law.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to Articles to be signed in its name and on its behalf by its President and witnessed by its Secretary.

____________________________________

Michael McCoy, President

____________________________________

Jonathan Shultz, Secretary